As filed with the Securities and Exchange Commission on January 21, 2005

Registration No. 333-121013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3199149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd., Mountain View, CA 94043
(650) 314-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Joseph DeVivo
President and Chief Executive Officer
RITA Medical Systems, Inc.
967 N. Shoreline Blvd., Mountain View, CA 94043
(650) 314-3400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:
Mark B. Weeks, Esq.
Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, California 94025

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐ _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 21, 2005

PROSPECTUS

RITA MEDICAL SYSTEMS, INC.

7,636,358 Shares of Common Stock

This prospectus relates to the resale of up to 4,363,634 shares of our common stock, par value $0.001 per share, and up to 3,272,724 shares of common stock underlying outstanding warrants to purchase common stock by the selling securityholders identified on page 11 of this prospectus. See “Plan of Distribution” on page 13 of this prospectus for a description of the manner in which shares of common stock may be offered and sold by the selling securityholders under this prospectus. The selling securityholders may be deemed to be “underwriters,” as such term is defined in the Securities Act of 1933.

The selling securityholders identified on page 11 of this prospectus may offer and sell the shares of common stock covered by this prospectus from time to time. We will not receive any of the proceeds from the sale of the shares by the selling securityholders. The selling securityholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

Our common stock trades on the Nasdaq National Market under the symbol “RITA”. On January 18 , 2005, the last reported sale price of our common stock on Nasdaq National Market was $3.48 per share.

Beginning on page 3 of this prospectus, we have listed several “RISK FACTORS” which you should consider. You should read the entire prospectus carefully before you make your investment decision.

___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is January ___, 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling securityholders may offer. A selling securityholder may be required to provide you with a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “RITA,” “we,” “us” and “our” or similar terms are to RITA Medical Systems, Inc. and its consolidated subsidiaries, and references to “Horizon” are to Horizon Medical Products, Inc.

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CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and Section 27A of the Securities Act of 1933, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

THE COMPANY

We develop, manufacture and market innovative products for cancer patients including radiofrequency ablation, or RFA, systems for treating cancerous tumors as well as percutaneous vascular and spinal access systems. Our oncology product lines include implantable ports, some of which feature our proprietary VTX(R) technology; tunneled central venous catheters; and stem-cell transplant catheters used primarily in cancer treatment protocols. The proprietary RITA system uses radio frequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, we became the first RFA company to receive specific U.S. Food and Drug Administration, or FDA, clearance for unresectable liver lesions in addition to our previous general FDA clearance for the ablation of soft tissue. In October 2002, we again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

We are a Delaware corporation and are headquartered in Mountain View, California with operations in Mountain View, California and Manchester, Georgia. Our principal executive offices are located at 967 North Shoreline Blvd, Mountain View, California 94013, and our telephone number is (650) 314-3400. Our internet website is www.ritamedical.com. Information set forth on our website is not incorporated by reference into this prospectus.

RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should consider carefully the following risks related to our common stock before deciding to invest in our shares of common stock. These factors, among others, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements we make in this prospectus.

We may be unable to integrate our operations successfully and realize all of the anticipated benefits of our merger with Horizon Medical Products.

Our merger with Horizon Medical Products involved the integration of two companies that previously operated independently, which is a complex, costly and time-consuming process. The difficulties of combining the companies’ operations include, among other things:

•	Coordinating geographically disparate organizations, systems and facilities;

•	Integrating personnel with diverse business backgrounds;

•	Consolidating corporate and administrative functions;

•	Consolidating research and development, and manufacturing operations;

•	Coordinating sales and marketing functions;

•	Retaining key employees; and

•	Preserving research and development, collaboration, distribution, marketing, promotion and other important relationships of the companies.

The process of integrating our operations with those of Horizon Medical Products has caused and could cause an interruption of, or loss of momentum in, the activities of the combined company's business and the loss of key personnel. The diversion of our management's attention and any delays or difficulties encountered in connection with the integration of our operations with those of Horizon Medical Products could harm our business, results of operations, financial condition or prospects.

If we are unable to complete our assessment of our internal controls over financial reporting in a timely basis for the year ended December 31, 2004, it is possible that we may be unable to file in a timely manner our annual report on Form 10-K for the year ended December 31, 2004.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our fiscal year ending December 31, 2004, we will be required to include in our annual report on Form 10-K an assessment of the effectiveness of our internal controls over financial reporting together with a report from our independent registered public accountants on management’s assessment of the effectiveness of our internal controls over financial reporting. We have experienced significant delays in executing against our internal Section 404 project plan, primarily due to changes in processes we are making in conjunction with the merger with Horizon Medical Products. In the third quarter of 2004, we received a letter from our independent registered public accountants in which they indicate that they might not be able to timely attest to our evaluation of our internal controls if we are unable to complete our assessment in a timely fashion. We recognize that our Section 404 project plan contains many time-critical milestones, some of which were not met, and that efforts during the first quarter of 2005 will be critical to the completion of the assessment of our internal controls over financial reporting. If we are unable to complete our assessment of our internal controls over financial reporting in a timely basis for the year ended December 31, 2004, it is possible that we may be unable to file in a timely manner our annual report on Form 10-K for the year ended December 31, 2004.

We will be heavily dependent on the RITA system and Horizon’s line of implantable vascular ports in order to achieve our sales goals and our profitability targets. Failure to achieve and grow market acceptance for either product line could harm our business.

The majority of our sales will come from the sale of the RITA system and Horizon’s line of implantable vascular ports. Our financial performance will depend upon physician adoption and patient awareness of these products. If we are unable to convince physicians to use these products, we may not be able to generate sales because we do not have alternative products.

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We have a history of losses and may never achieve profitability.

We incurred net losses of $7.4 million in the first nine months of 2004, $11.1 million in 2003, $13.5 million in 2002, $13.0 million in 2001, $12.8 million in 2000 and $7.5 million in 1999. At September 30, 2004, we had an accumulated deficit of $86.4 million. To become profitable we must increase our sales and continue to limit the growth of our operating expenses. If our sales do not grow, or if expenses grow excessively, we may not be able to achieve or maintain profitability in the future.

Because we face significant competition from companies with greater resources than we have, we may be unable to compete effectively.

The market for our products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants.

In the market for radiofrequency ablation products, we compete directly with two companies both domestically and internationally: RadioTherapeutics Corporation, a division of Boston Scientific Corporation, and Radionics, Inc., a division of Tyco Healthcare, which is a division of Tyco International. Boston Scientific Corporation and Tyco International are publicly traded companies with substantially greater resources than we have. Both RadioTherapeutics and Radionics sell products that use radiofrequency energy to ablate soft tissue. Furthermore, in April 2003, we entered into a license agreement with Boston Scientific, its affiliates and licensors, pursuant to which we granted Boston Scientific rights to manufacture and sell products using our infusion technology after October 5, 2004. As a result, Boston Scientific may develop and sell some competing products that would, in the absence of this license agreement, infringe our patents.

In the market for implantable ports, we compete directly with C.R. Bard, Inc. C.R. Bard is a publicly traded company with substantially greater resources than we have.

We are also aware of several companies in international markets that sell products that compete directly with ours. These companies are affecting our international market share and may erode that share in the future. In addition, one of these companies, Berchtold Corporation, has received FDA clearance for using radiofrequency energy to ablate soft tissue.

Alternative therapies could prove to be superior to the RITA radiofrequency ablation system, and physician adoption could be negatively affected.

In addition to competing against other companies offering products that use radiofrequency energy to ablate soft tissue or implantable vascular products, we also compete against companies developing, manufacturing and marketing alternative therapies that address solid cancerous and benign tumors. If these alternative therapies prove to offer treatment options that are perceived to be superior to our system or to have less severe side effects than those resulting from our system, physician adoption of our products could be negatively affected and our revenues could decline.

We currently lack long-term data regarding the safety and efficacy of our radiofrequency ablation products and may find that long-term data does not support our short-term clinical results or that further short or long-term studies do not support the safety and efficacy of our radiofrequency ablation products in various applications. If the safety or efficacy of our radiofrequency ablation products is questioned, our sales could decline.

Our radiofrequency ablation products are supported by clinical follow-up data in published clinical reports or scientific presentations covering periods from five months to five years after radiofrequency ablation. If additional studies in liver cancer or in other applications fail to confirm or demonstrate the effectiveness of our radiofrequency ablation products, our sales could decline. If longer-term patient follow-up or clinical studies indicate that our procedures cause unexpected, serious complications or other unforeseen negative effects, we could be subject to significant liability. Further, because some of our data has been produced in studies that were retrospective, not randomized, or included small patient populations and because, in certain circumstances, we rely on clinical data developed by independent third party physicians, our clinical data may not be reproduced in wider patient populations.

If we are unable to protect our intellectual property rights or if we are found to infringe the rights of others, we may lose market share to our competitors and our business could suffer.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products, and yet we may be unable to do so. A number of companies in our market, as well as universities and research institutions, have issued patents and have filed patent applications that relate to the use of radiofrequency energy to ablate soft tissue. Under certain circumstances these could result in lawsuits against us. Our pending United States and foreign patent applications may not issue or may issue and be subsequently successfully challenged by others. In addition, our pending patent applications include claims to material aspects of our products that are not currently protected by issued patents. Both the patent application process and the process of managing patent disputes can be time consuming and expensive.

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In the event a competitor infringes on our patent or other intellectual property rights, enforcing those rights may be difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge. In addition, confidentiality agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we are unable to protect our intellectual property rights, we could lose market share to our competitors and our business could suffer.

Our dependence on international revenues, which account for a significant portion of our total revenues, could harm our business.

Because our future profitability will depend in part on our ability to increase product sales in international markets, we are exposed to risks specific to business operations outside the United States. These risks include:

•	the challenge of managing international sales without direct access to the end customer;

•	lower average selling prices for our products, due to distributor discounts;

•	the risk of inventory build-up by our distributors which could negatively impact sales in future periods;

•	obtaining reimbursement for procedures using our devices in some foreign markets;

•	the burden of complying with complex and changing foreign regulatory requirements;

•	longer accounts receivable collection time;

•	significant currency fluctuations, which could cause our distributors to reduce the number of products they purchase from us because the cost of our products to them could increase relative to the price they could charge their customers;

•	reduced protection of intellectual property rights in some foreign countries; and

•	contractual provisions governed by foreign laws.

We are substantially dependent on two distributors in our international markets, and if we lose either distributor or if either distributor significantly reduces its product demand, our international and total revenues could decline.

We are substantially dependent on a limited number of significant distributors in our international markets, and if we lose these distributors and fail to attract additional distributors, our international revenues could decline. ITX Corporation, formerly known as Nissho Iwai Corporation, is our primary distributor in Asia. Although it accounted for only 4% of our international revenue in the first nine months of 2004, it accounted for 21% of our international revenues in 2003. M.D.H. s.r.l. Forniture Ospedaliere, our distributor in Italy, accounted for 23% of our international revenue in the first nine months of 2004 and 22% of our international revenues in 2003. International revenues accounted for 18% of our total revenues for the nine months ended September 30, 2004, and these two distributors represented 28% of that total. For the year ended December 31, 2003, international revenues accounted for 20% of our total revenues and these distributors represented 43% of that total. The loss of either distributor or a significant decrease in unit purchases by either distributor could cause our revenues to decline substantially. If we are unable to attract additional international distributors, our international revenues may not grow.

Our relationships with third-party distributors could negatively affect our sales.

We sell our products in international markets and selected domestic markets through third-party distributors over whom we have limited control, and, if they fail to adequately support our products, our sales could decline. In the past, we have terminated agreements with distributors and although we contracted with replacement distributors, we expended significant time and resources in doing so, and our sales in the affected markets suffered during the transition period that lasted approximately nine months. If our distributors or we terminate other distributor agreements, we could incur similar or more burdensome expenses, we could expend significant time and resources in finding replacement distributors, and our sales could decrease during any related transition period.

We are aware that some of our distributors have built up inventory of our products. As a result, future sales to these distributors could be negatively impacted. Sales to our Japanese distributor in 2003 and the first nine months of 2004, and to a domestic distributor in the three months ended September 30, 2004, were so affected. In addition, while these distributors have no price protection and no right of return relating to purchased products, if we permit the return of any of these products, we will have to adjust our revenues relating to these products which may also impact our revenue recognition policy on future distributor sales.

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In 2002, we significantly increased our allowance for uncollectible accounts to address the risk associated with longer collection periods that have arisen principally with our European distributors. Although the deterioration we experienced in international collections in 2002 stabilized in 2003, and remained stable in the first nine months of 2004, we may encounter new difficulties with collections that require further increases in our allowance for uncollectible accounts in the future, and we may require specific accounts to post letters of credit or pay in advance to minimize credit risk to the Company. Further, we may, in the future, terminate relationships with some of the domestic distributors utilized by Horizon prior to the merger, making collection of accounts receivable with these customers difficult. We believe our allowance for uncollectible accounts sufficiently reflects this possibility, but additional provisions to the allowance for uncollectible accounts are could be required. Additional future increases in our allowance for uncollectible accounts would reduce our profits.

If customers in markets outside the United States experience difficulty obtaining reimbursement for procedures using our products, international sales could decline.

Certain of the markets outside the United States in which we sell our products require that specific reimbursement codes be obtained before reimbursement for procedures using our products can be approved. As a result, in countries where specific reimbursement codes are strictly required and have not yet been issued, reimbursement has been denied on that basis. If our distributors or we are unable to either obtain the required reimbursement codes or develop an effective strategy to resolve the reimbursement issue, physicians in foreign markets may be unwilling to purchase our products, negatively impacting our international revenues.

Our business is dependent upon reimbursement from government programs, such as Medicare and Medicaid, and the we may face limitations on such third-party reimbursement, which could harm our operating results.

In the United States, the our products are purchased primarily by hospitals and medical clinics, which then bill various third-party payors, such as Medicare, Medicaid and other government programs and private insurance plans, for the healthcare services provided to patients. Government agencies, private insurers and other payors determine whether to provide coverage for a particular procedure and reimburse hospitals for medical treatment at a fixed rate based on the diagnosis-related group, or DRG, established by the United States Centers for Medicare and Medicaid Services, or CMS. The fixed rate of reimbursement is based on the procedure performed and is unrelated to the specific devices used in that procedure. If a procedure is not covered by a DRG, payors may deny reimbursement. In addition, third-party payors may deny reimbursement if they determine that the device used in a treatment was unnecessary, inappropriate or not cost-effective, experimental or used for a non-approved indication.

Reimbursement of procedures implanting our vascular access ports and catheter products is currently covered under a DRG. There can be no assurance that reimbursement for such implantation will continue to be available, or that future reimbursement policies of third-party payors will not adversely affect our ability to sell its products on a profitable basis. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors, or changes in government and private third-party payors’ policies toward reimbursement for procedures employing our products, would have a material adverse effect on our business, results of operations and financial condition.

We depend on key employees in a competitive market for skilled personnel and without additional employees, we cannot grow or achieve profitability.

We are highly dependent on the principal members of our management team, including our Chief Executive Officer and Chief Financial Officer, as well as key staff in the areas of finance, operations and research and development. Our future success will depend in part on the continued service of our staff and our ability to identify, hire and retain additional personnel. The markets for qualified management personnel in Northern California, where our headquarters are located, and Georgia, where are primary operating facilities are located, are competitive and expected to remain so. Because the environment for good personnel is so competitive, costs related to compensation may increase significantly. If we are unable to attract and retain both the management team and key personnel we need to support and grow our business, our business will suffer.

We are subject to, and may in the future be subject to, costly and time-consuming product liability actions.

We manufacture medical devices that are used on patients in both minimally invasive and open surgical procedures and, as a result, we are and may in the future be subject to product liability lawsuits. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or the inability to secure coverage in the future. In addition, we could have to pay any amount awarded by a court in excess of policy limits. Finally, even a meritless or unsuccessful product liability claim could be time consuming and expensive to defend and could result in the diversion of management’s attention from managing our core business.

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Any failure in our physician training efforts could result in lower than expected product sales.

It is critical to our sales effort to train a sufficient number of physicians and to instruct them properly in the procedures that utilize our products. We have established formal physician training programs and rely on physicians to devote adequate time to understanding how and when our products should be used. If physicians are not properly trained, they may misuse or ineffectively use our products. Such use may result in unsatisfactory patient outcomes, patient injury and related liability or negative publicity that could have an adverse effect on our product sales.

We may incur significant costs related to a class action lawsuit due to the likely volatility of our stock.

Our stock price is likely to fluctuate owing to market uncertainty about our ability to successfully integrate the operations of Horizon Medical Products and manage our cash during the process of integrations. Our stock price may also fluctuate for a number of other reasons including:

•	our ability to repay debt;

•	our ability to successfully commercialize our products;

•	our ability to comply with Section 404 of the Sarbanes-Oxley Act of 2002;

•	announcements regarding patent litigation or the issuance of patents to us or our competitors;

•	quarterly fluctuations in our results of operations;

•	announcements of technological or competitive developments by us or our competitors;

•	product liability claims;

•	regulatory developments regarding us or our competitors;

•	acquisitions or strategic alliances by us or our competitors;

•	changes in estimates of our financial performance or changes in recommendations by securities analysts; and

•	general market conditions, particularly for companies with small market capitalizations.

Securities class action litigation is often brought against a company after a period of volatility in the market price of its stock. If our future quarterly operating results are below the expectations of securities analysts or investors, the price of our common stock would likely decline. Stock price fluctuations may be exaggerated if the trading volume of our common stock is low. Any securities litigation claims brought against us could result in substantial expense and divert management’s attention from our core business.

We have limited experience manufacturing our disposable devices in substantial quantities, and if we are unable to hire sufficient additional personnel or to purchase additional equipment or are otherwise unable to meet customer demand, our business could suffer. Also, we are consolidating our manufacturing operations at our Georgia location, and, prior to September 30, 2004, personnel at that location had essentially no experience in manufacturing our radiofrequency ablation disposable devices.

To be successful, we must manufacture our products in substantial quantities in compliance with regulatory requirements at acceptable costs. If we do not succeed in manufacturing quantities of our disposable devices that meet customer demand, we could lose customers and our business could suffer. At the present time, we have limited high-volume manufacturing experience. Our manufacturing operations are currently focused on the in-house assembly of our disposable devices. As we increase our manufacturing volume and the number of product designs for our disposable devices, the complexity of our manufacturing processes will increase. Because our manufacturing operations are primarily dependent upon manual assembly, if demand for our system increases we will need to hire additional personnel and may need to purchase additional equipment. If we are unable to sufficiently staff and equip our manufacturing operations, particularly considering our plans to consolidate our manufacturing operations with Horizon’s by March 2005, or are otherwise unable to meet customer demand for our products, our business could suffer.

We may be required to relocate, or choose to relocate, to a new facility in 2005. If so, we will incur normal and customary moving expenses.

The operating lease on our facility in California will expire on April 30, 2005. We believe that we will be able, prior to that date, to either renew the lease on our existing facility or lease alternative space at commercially reasonable terms. If we choose to relocate to a new facility, we will incur normal and customary moving expenses.

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We are dependent on two suppliers as the only sources of a component that we use in our radiofrequency ablation disposable devices, and any disruption in the supply of this component could negatively affect our business.

Until 2003, there was only one supplier available to provide us with a component that we include in our disposable devices. During the quarter ended September 30, 2003, we qualified a second supplier. However, a disruption in the supply of this component is still possible and could negatively affect revenues. If we were unable to remedy a disruption in supply of this component within twelve months, we could be required to redesign the handle of our disposable devices, which could divert engineering resources from other projects or add to product costs. In addition, a new or supplemental filing with applicable regulatory authorities may require clearance prior to our marketing a product containing new materials. This clearance process may take a substantial period of time, and we may be unable to obtain necessary regulatory approvals for any new material to be used in our products on a timely basis, if at all.

We are dependent on one supplier as our only sources of an accessory device used in conjunction with our Starburst XLi and Xlie lines of disposable devices, and any disruption in the supply of these devices could negatively affect our revenues.

In the past, we have experienced shortages in the supply of accessory infusion pumps used in conjunction with our Starburst Xli and Starburst Xlie lines of disposable radiofrequency devices. We currently have one supplier for our accessory infusion pumps and, although we believe this supplier to be reliable, future disruptions in supply are possible. In that event, our business could suffer through lower revenues or higher costs.

We are dependent on two third-party contractors for the supply of our generators, and any failure to deliver generators to us could result in lower than expected revenues.

We are dependent on two third-party suppliers to produce our generators. While we have agreements with both of these suppliers, any delay in shipments of generators to us could result in our failure to ship generators to customers and could negatively affect revenues.

Complying with the FDA and other domestic and foreign regulatory authorities is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are subject to a host of federal, state, local and foreign regulations regarding the manufacture and marketing of our products. In particular, our failure to comply with FDA regulations could result in, among other things, seizures or recalls of our products, an injunction, substantial fines and/or criminal charges against our employees and us. The FDA’s medical device reporting regulations require us to report any incident in which our products may have caused or contributed to a death or serious injury, or in which our products malfunctioned in a way that would be likely to cause or contribute to a death or serious injury if the malfunction recurred.

Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer than that required for FDA approval or clearance, and requirements for foreign licensing may differ from FDA requirements. For example, some of our newer products have not received approval in Japan. Any failure to obtain necessary regulatory approvals for our new products in foreign countries could negatively affect revenues.

Product introductions or modifications may be delayed or canceled as a result of the FDA regulatory process, which could cause our revenues to be below expectations.

Unless we are exempt, we must obtain the appropriate FDA approval or clearance before we can sell a new medical device in the United States. Obtaining this approval or clearance can be a lengthy and time-consuming process. To date, all of our products have received clearances from the FDA through premarket notification under Section 510(k) of the Federal Food, Drug and Cosmetic Act. However, if the FDA requires us to submit a new premarket notification under Section 510(k) for modifications to our existing products, or if the FDA requires us to go through a lengthier, more rigorous examination than we now expect, our product introductions or modifications could be delayed or canceled which could cause our revenues to be below expectations. The FDA may determine that future products will require the more costly, lengthy and uncertain premarket approval process. In addition, modifications to medical device products cleared via the 510(k) process may require a new 510(k) submission. We have made minor modifications to our system. Using the guidelines established by the FDA, we have determined that some of these modifications do not require us to file new 510(k) submissions. If the FDA disagrees with our determinations, we may not be able to sell the RITA system until the FDA has cleared new 510(k) submissions for these modifications, or it may require us to recall previously sold products. In addition, we intend to request additional label indications, such as approvals or clearances for the ablation of tumors in additional organs, including lung, uterus and breast, for our current products. The FDA may either deny these requests outright, require additional extensive clinical data to support any additional indications or impose limitations on the intended use of any cleared product as a condition of approval or clearance. Therefore, obtaining necessary approvals or clearances for these additional applications could be an expensive and lengthy process. In addition, in the course of the FDA process leading to clearance or approval for a new indication, the FDA may request an advisory panel meeting or meetings to discuss the clinical data, the appropriate study design or other criteria for clearance or approval. In the event that the advisory panel advises FDA that the clinical data are inadequate or the study design or other criteria are inappropriate, and the FDA concurs, the FDA clearance or approval process could be lengthened and anticipated revenues from that new indication would be delayed.

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We may acquire technologies or companies in the future, which could result in the dilution of our stockholders and disruption of our business, and reduce our revenues.

We are continually evaluating business alliances and external investments in technologies related to our business. Acquisitions of companies, divisions of companies, businesses or products entail numerous risks, any of which could materially harm our business in several ways, including:

•	diversion of management’s attention from our core business objectives and other business concerns;

•	failure to integrate efficiently businesses or technologies acquired in the future with our pre-existing business or technologies;

•	potential loss of key employees from either our pre-existing business or the acquired business;

•	dilution of our existing stockholders as a result of issuing equity securities; and

•	assumption of liabilities of the acquired company.

Some or all of these problems may result from future acquisitions or investments. Furthermore, we may not realize any value from such acquisitions or investments.

We may need to raise additional capital in the future resulting in dilution to our stockholders.

We may need to raise additional funds for our business operations and to execute our business strategy. We may seek to sell additional equity or debt securities or to obtain an additional credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If additional funds are raised through the issuance of debt securities, these securities could have rights that are senior to holders of common stock and could contain covenants that would restrict our operations. Any additional financing may not be available in amounts or on terms acceptable to us, if at all.

Our executive officers and directors own a large percentage of our voting stock and could exert significant influence over matters requiring stockholder approval.

Our executive officers and directors, and their respective affiliates, own approximately 4% of our outstanding common stock as of December 31, 2004. These stockholders may, as a practical matter, be able to exert significant influence over matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combinations. This concentration of voting stock could have the effect of delaying or preventing a merger or acquisition or other change of control that a stockholder may consider favorable.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered pursuant to this prospectus are solely for the account of the selling securityholders. As such we will not receive any of the proceeds from the sale of these shares, other than funds, if any, that we may receive upon the exercise of outstanding warrants held by the selling securityholders. As of January 18 , 2005, the last sale price of our common stock on the Nasdaq National Market was $3.48 , and therefore none of the warrants issued the selling securityholders are currently in-the-money. Furthermore, the warrants are not exercisable until May 24, 2005. We intend to use any net proceeds from the exercise of such warrants for general corporate purposes.

Each of the warrants held by the selling securityholders contains a “net exercise” provision, which means that a selling securityholder may elect to pay the exercise price of the warrant by surrendering a portion of the shares underlying the warrant to us instead of paying us cash. If the selling securityholder chooses this “cashless” method of exercising the warrant, the selling securityholder will receive that number of shares equal to the number of shares which could have been purchased using the aggregate difference in value between the exercise price and the fair market value at the time of exercise.

For example, if the selling securityholder holds a warrant to purchase 5,000 shares of our common stock at an exercise price of $4.00 per share and assuming that the fair market value of one share of our common stock is $5.00, then if the warrant is exercised in full, such selling securityholder would receive 1000 shares of our common stock:

X = 5,000 * ($5.00-$4.00) = 5,000 * ($1.00) = 1000 shares
                                                          $5.00   $5.00

In the above example, if the selling securityholder were to pay us $20,000 in cash to exercise the warrant in full, we would be obligated to issue 5,000 shares to such selling securityholder.

TRANSACTIONS WITH SELLING SECURITYHOLDERS

On November 29, 2004, we issued 4,363,634 shares of our common stock at a purchase price of $2.75 per share, and warrants to purchase up to 3,272,724 shares of our common stock at an initial exercise price of $4.00 per share, to certain purchasers identified under the heading “Selling Securityholders” on page 11 of this prospectus in a private placement transaction. In connection with the issuance of these securities, we paid Wells Fargo Securities, LLC a customary fee as compensation for services as placement agent to us. The warrants each contain a net exercise provision, which is a manner of cashless exercise explained in “Use of Proceeds” above, and are fully vested as of the date of issuance. The warrants may not be exercised before May 24, 2005 and expire if unexercised on November 24, 2009. However, no selling securityholder may exercise any portion of the warrant(s) that it holds to the extent that after giving effect to such exercise, the selling securityholder (together with its affiliates) would benficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

On January 24, 2003, we issued 1,136,363 shares of our common stock to SF Capital Partners Ltd., 227,273 shares of our common stock to BayStar Capital II, L.P. and 227,272 shares of our common stock to BayStar International II, Ltd., an affiliate of BayStar Capital II, L.P., in a private placement transaction. Each of SF Capital Partners Ltd. and BayStar Capital II, L.P. are identified under the heading “Selling Securityholders” on page 11 of this prospectus.

SELLING SECURITYHOLDERS

The following table sets forth certain information as of December 31, 2004 with respect to the selling securityholders. We are unable to determine the exact number of shares that actually will be sold by the selling securityholders. We do not know how long the selling securityholders will hold the shares before selling them. We assume each selling securityholder will sell all shares offered by such selling securityholder in this prospectus.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respects to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 41,350,112 shares of common stock outstanding on  December 31, 2004.

Except as indicated in “Transactions with Selling Securityholders” on page 10 of this prospectus, or by the footnotes below, no selling securityholder has had any material relationship with us or any of our predecessors or affiliates within the last three years. Except as indicated by the footnotes below, none of the selling securityholders are broker-dealers or affiliates of broker-dealers. Each of the selling securityholders acquired the shares being offered in this prospectus in the ordinary course of business and at the time of acquisition no selling securityholder had direct or indirect agreements or understandings with any person to distribute such shares. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.

				Percentage of Shares of Common Stock Owned
Selling Securityholders(1)	Number of Shares of Common Stock Beneficially Owned Before the Offering(2)	Number of Shares of Common Stock to be Resold in the Offerings(3)	Shares Offered by this Prospectus	Before Offering of the Resale Shares	After Offering of the Resale Shares(4)
BayStar Capital II, L.P. (5) c/o BayStar Capital 80 E. Sir Francis Drake, Suite 2B Larkspur, CA 94939	0	2,545,453	2,545,453	3.5%(6)	*
Capital Ventures International (7) 401 City Line Avenue, Suite 200 Bala Cynwyd, PA 19004	0	1,272,726	1,272,726	1.8%(8)	*
SF Capital Partners Ltd. (9) c/o Stark Offshore Management, LLC 3600 South Lake Drive St. Francis, WI 53235	1,136,363	2,545,453	2,545,453	6.3%(10)	2.8%
WS Capital, L.L.C. (11) 300 Crescent Court, Suite 800 Dallas, TX 75201	0	1,272,726	1,272,726	1.8%(12)	*

*	Less than 1.0%
(1)	This table is based upon information supplied to us by the selling securityholders.
(2)
Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days.

(3)
Represents shares of common stock issued to the selling securityholders and shares of common stock issuable upon the exercise of warrants issued in connection with the private placement transaction described under “Transactions with Selling Securityholders” on page 10 of this prospectus. However, no selling securityholder may exercise any portion of the warrant(s) that it holds to the extent that after giving effect to such exercise, the selling securityholder (together with its affiliates) would benficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise.

(4)
For the purposes of computing the number of shares of common stock to be held by the selling securityholders after the conclusion of the offering, we have assumed for purposes of the table above that the selling securityholders named above will sell all of the shares of common stock and all of the common stock issuable upon exercise of warrants offered by this prospectus, and that any other shares of common stock beneficially owned by these selling securityholders will continue to be beneficially owned.

(5)
Baystar Capital II, L.P. has the right to acquire 1,090,908 shares of common stock issuable upon the exercise of a warrant at an initial exercise price of $4.00 per share. This warrant cannot be exercised before May 24, 2005, contains a net exercise provision and expires on November 24, 2009. Steven M. Lamar, Steve Derby and Lawrence Goldfarb, each a general partner of BayStar Capital II, L.P. and BayStar Capital Management LLC, have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by the selling securityholder.

(6)	Does not include 1,090,908 shares of common stock issuable upon the exercise of a warrant. This warrant cannot be exercised before May 24, 2005.
(7)
Capital Ventures International has the right to acquire 545,454 shares of common stock issuable upon the exercise of warrants at an initial exercise price of $4.00 per share. These warrants cannot be exercised before May 24, 2005, contain a net exercise provision and expire on November 24, 2009. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of the shares our common stock benefically owned by the selling securityholder and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, may also be deemed to have investment discretion and voting power over the shares of our common stock held by Capital Ventures International. Mr. Kobinger disclaims any such beneficial ownership of shares of our common stock owned by the selling securityholder.

-11-

(8)	Does not include 545,454 shares of common stock issuable upon the exercise of warrants. These warrants cannot be exercised before May 24, 2005.
(9)
SF Capital Partners Ltd. has the right to acquire 1,090,908 shares of common stock issuable upon the exercise of a warrant at an initial exercise price of $4.00 per share. This warrant cannot be exercised before May 24, 2005, contains a net exercise provision and expires on November 24, 2009. Brian J. Stark and Michael A. Roth, managing directors of SF Capital’s investment manager, have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by the selling securityholder.

(10)	Does not include 1,090,908 shares of common stock issuable upon the exercise of a warrant. This warrant cannot be exercised before May 24, 2005.
(11)
Includes 375,900 shares held by Walker Smith International Fund, Ltd., 290,272 shares held by Walker Smith Capital (QP), L.P. and 61,100 shares held by Walker Smith Capital, L.P. Also includes shares of common stock issuable upon exercise of warrants held by Walker Smith International Fund, Ltd. (warrant to purchase 281,925 shares), Walker Smith Capital (QP), L.P. (warrant to purchase 217,704 shares) and Walker Smith Capital, L.P. (warrant to purchase 45,825 shares). These warrants have an initial exercise price of $4.00 per share. These warrants cannot be exercised before May 24, 2005, contain a net exercise provision and expire on November 24, 2009. WS Capital, L.L.C. is the sole general partner of WS Capital Management, L.P., which is (i) the sole general partner of Walker Smith Capital, L.P. and Walker Smith Capital (QP), L.P. and (ii) the investment/advisor/agent and attorney-in-fact for Walker Smith International Fund, Ltd. Reid S. Walker and G. Stacy Smith, the sole members of WS Capital, LLC, have sole voting and investment power with respect to all shares of RITA’s common stock shown as beneficially owned by the selling securityholder. Messrs. Walker and Smith may be deemed to have investment discretion and voting power over the shares of RITA’s common stock held by Walker Smith International Fund, Ltd., Walker Smith Capital (QP), L.P. and Walker Smith Capital, L.P. Messrs. Walker and Smith disclaims any such beneficial ownership.

(12)	Does not include 545,454 shares of common stock issuable upon the exercise of a warrant. This warrant cannot be exercised before May 24, 2005.

-12-

PLAN OF DISTRIBUTION

We are registering shares on behalf of the selling securityholders. We are required to keep the Registration Statement on Form S-3 of which this prospectus is a part effective until the earlier of (i) the date when the selling securityholders have sold all the shares pursuant to the Registration Statement on Form S-3, (ii) the date on which all of the shares may be sold pursuant to Rule 144 under the Securities Act or (iii) November 24, 2006. As used in this prospectus, “selling securityholders” includes donees and pledgees selling shares received from a named selling securityholder after the date of this prospectus. The shares of common stock offered hereby may be sold from time to time by the selling securityholders for their own accounts. We will receive none of the proceeds from this offering. We will bear substantially all costs and expenses incident to the offering and sale of the shares to the public, including legal fees and disbursements of counsel, “blue sky” expenses, accounting fees and filing fees, but excluding any brokerage commissions, discounts or similar charges.

Resale of the shares by the selling securityholders are not subject to any underwriting agreement. The shares of common stock covered by this prospectus may be sold by the selling securityholders or by their permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest selling shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. In addition, certain of the selling securityholders are corporations or partnerships which may, in the future, distribute their shares to their stockholders or partners, respectively. Those shares may later be sold by those stockholders or partners. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares offered by each selling securityholder may be sold from time to time:

•	at market prices prevailing at the time of sale,

•	at prices relating to such prevailing market prices, or

•	at negotiated prices.

Such sales may be effected in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. We will supply the selling securityholders with reasonable quantities of this prospectus. The shares may be sold by one or more of the following:

•	one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling securityholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in negotiated transactions; and

•	through other means.

To the extent permitted by law, the selling securityholders may enter into hedging transactions when selling the shares. For example, the selling securityholders may:

•	sell shares short and redeliver such shares to close out their short positions;

•	enter into transactions involving short sales by the brokers or dealers;

•	enter into option or other types of transactions that require the selling securityholders to deliver shares to a broker or dealer, who then resells or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

There is no assurance that any of the selling securityholders will sell any or all of the shares offered by them.

-13-

The selling securityholders may effect sales through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling securityholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The selling securityholders may further agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Any broker-dealers that participate with the selling securityholders in the distribution of the shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act, in connection with such sales. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Any shares covered by the prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition to selling the shares of common stock, the selling securityholders may transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets.

The shares of common stock offered pursuant to this prospectus were originally issued by us to the selling securityholders (i) on November 24, 2004 in a private placement transaction or (ii) upon exercise of warrants originally issued by us to the selling securityholders in the private placement transaction. As part of that transaction, we agreed to indemnify each selling securityholder against certain liabilities, including liabilities arising under the Securities Act that could arise in connection with the sale of the shares by the selling securityholders. The selling securityholders have also agreed to indemnify us against certain liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Heller Ehrman White & McAuliffe LLP, 2775 Sand Hill Road, Menlo Park, California 94025. Mark B. Weeks, a shareholder of Heller Ehrman White & McAuliffe LLP, is our Secretary.

EXPERTS

The consolidated financial statements of RITA Medical Systems, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Horizon Medical Products, Inc. as of December 31, 2002 and 2003 and for each of the two years in the period ended December 31, 2003 incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as stated in their report, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule of Horizon Medical Products, Inc. for the year ended December 31, 2001 incorporated in this Prospectus by reference to the Current Report on Form 8-K of RITA Medical Systems, Inc. dated July 29, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

We also make our annual, quarterly and current reports and proxy statements available free of charge as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission. Our internet website is www.ritamedical.com. Information on our web site is not incorporated by reference into this prospectus.

Our common stock is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning us may be inspected at the Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

-14-

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, meaning that we can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission.
RITA MEDICAL SYSTEMS, INC. SECURITIES AND EXCHANGE COMMISSION FILINGS	PERIOD / FILING DATE

Annual Report on Form 10-K, as amended	Fiscal Year ended December 31, 2003

Quarterly Report on Form 10-Q	Three months ended March 31, 2004, six months ended June 30, 2004 and nine months ended September 30, 2004

Current Reports on Form 8-K
Filed on January 13, 2004, January 21, 2004, February 11, 2004, February 19, 2004, March 5, 2004, March 11, 2004, March 24, 2004, April 1, 2004, April 29, 2004, May 10, 2004, May 14, 2004, June 3, 2004, June 9, 2004, June 28, 2004, July 9, 2004, July 30, 2004, August 3, 2004, August 9, 2004, August 30, 2004, September 14, 2004, September 23, 2004, September 28, 2004, September 29, 2004, September 30, 2004, October 15, 2004, October 29, 2004, November 3, 2004, November 10, 2004, November 12, 2004, November 26, 2004, November 30, 2004, December 2, 2004, December 16, 2004, December 29, 2004, January 7, 2005 and January 21, 2005.

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.
Filed on July 7, 2000

The description of our Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.
Filed on August 7, 2001

We are also incorporating by reference additional documents that we have filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus until the selling securityholders have sold all the shares of common stock; provided, however, that we are not incorporating any information furnished pursuant to Item 9 or Item 12 (or, as of and after August 23, 2004, Item 7.01 or Item 2.02) of any current report on Form 8-K. These documents incorporated herein by reference may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You can obtain any of these documents through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

RITA Medical Systems, Inc.
967 North Shoreline Boulevard
Mountain View, CA 94043
Attention: Corporate Secretary
(650) 314-3400

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS AS OF THE DATE ON THE FRONT OF THIS DOCUMENT. YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the shares of common stock and the shares of common stock issuable upon conversion of the warrants. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling securityholders are payable individually by the selling securityholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount To be Paid
Securities and Exchange Commission registration fee	$2,917
Legal fees and expenses	100,000
Accounting fees and expenses	15,000
Printing and engraving	5,000
Miscellaneous expenses	1,083
Total	$124,000

Item 15. Indemnification of Directors and Officers

Our bylaws, as amended, provide generally for indemnification of our officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware, or the DGCL. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into Article XIII and Article XIV of our Amended and Restated Certificate of Incorporation and Article VI of our bylaws, as amended, eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. RITA has also entered into agreements with its directors and certain of its officers that will require RITA, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

In connection with this offering, the selling securityholders have agreed to indemnify us, our directors and officers and each such person who controls us, against any and all liability arising from inaccurate information provided to us by the selling securityholders and contained herein up to a maximum of the net proceeds received by the selling securityholders from the sale of their shares hereunder.

Item 16. Exhibits

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of RITA Medical Systems, Inc.

3.2(2)	Certificate of Amendment of Certificate of Incorporation of RITA Medical Systems, Inc.

3.3(1)	Amended and Restated Bylaws of RITA Medical Systems, Inc.

II-1

4.1(3)
Preferred Shares Rights Agreement, dated as of July 31, 2001, between RITA Medical Systems, Inc. and U.S. Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

4.2(1)	Sixth Amended and Restated Shareholder Rights Agreement dated June 20, 2000 by and among RITA Medical Systems, Inc. and certain security holders.

4.3(4)	Stock Purchase Agreement with SF Capital Partners Ltd., dated January 24, 2003.

4.4(4)	Stock Purchase Agreement with Riverview Group, LLC, dated January 24, 2003.

4.5(4)	Stock Purchase Agreement with BayStar Capital Group II, dated January 24, 2003.

4.6(4)	Stock Purchase Agreement with BayStar International II, Ltd., dated January 24, 2003.

4.7(2)	Warrant dated September 26, 2002 between Horizon Medical Products, Inc. and Epoch Financial Group.

4.8(2)	Warrant dated September 26, 2002 between Horizon Medical Products, Inc. and Lippert/Heilshorn & Associates, Inc.

4.9(2)	Warrant dated June 17, 2003 between Horizon Medical Products, Inc. and Lippert/Heilshorn & Associates, Inc.

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

10.77(5)
Form of Stock and Warrant Purchase Agreement, dated as of November 24, 2004, by and between RITA Medical Systems, Inc. and each of SF Capital Partners Ltd., BayStar Capital II, L.P., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P., Walker Smith International Fund, Ltd. and Capital Ventures International (1)

10.78(5)
Form of Warrant dated as of November 24, 2004, issued to each of SF Capital Partners Ltd., BayStar Capital II, L.P., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P., Walker Smith International Fund, Ltd. and Capital Ventures International.

10.79(6)	Waiver and Amendment Agreement dated as of December 23, 2004 by and among RITA Medical Systems, Inc., SF Capital Partners Ltd. and BayStar Capital II, L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (See page II-5)

*	Previously filed.
(1)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-36160) initially filed with the Securities and Exchange Commission on May 3, 2000.
(2)	Incorporated by reference to our Post-Effective Amendment on Form S-3 to Registration Statement on Form S-4 (File No. 333-116378) filed with the Securities and Exchange Commission on August 9, 2004.
(3)	Incorporated by reference to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 7, 2001.
(4)	Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-102896) initially filed with the Securities and Exchange Commission on January 31, 2003.
(5)	Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2004.
(6)	Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2004.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

II-2

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 21st day of January, 2005.

RITA MEDICAL SYSTEMS, INC.

By:	/s/ Joseph DeVivo

Joseph DeVivo President and Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph DeVivo Joseph DeVivo	President, Chief Executive Officer and Director	January 21, 2005

/s/ Donald Stewart Donald Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2005

* Vincent Bucci	Chairman of the Board of Directors	January 21, 2005

* James E. Brands	Director	January 21, 2005

* Thomas J. Dugan	Director	January 21, 2005

* Scott Halsted	Director	January 21, 2005

* Wesley E. Johnson, Jr.	Director	January 21, 2005

* Randy Lindholm	Director	January 21, 2005

* Robert D. Tucker	Director	January 21, 2005

*/s/ Donald Stewart Donald Stewart Attorney-in-fact